Press Release – For Immediate Release

May 7, 2013

CCFNB Bancorp, Inc. Reports First Quarter 2013 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the first quarter of 2013.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the three months ended March 31, 2013 was $1,697,000 compared to $1,818,000 for the same period in 2012. Earnings per share for the three months ended March 31, 2013 and 2012 were $0.78 and $0.82, respectively. Annualized return on average assets and return on average equity were 1.11% and 9.04% for the three months ended March 31, 2013 as compared to 1.17% and 10.10% for the same period of 2012.

The net interest margin, tax effected, on interest earning assets was 3.39% as of March 31, 2013 as compared to 3.47% as of March 31, 2012.

Total assets increased $8.8 million to $616.5 million at March 31, 2013 from $607.7 million at December 31, 2012. Since the end of 2012, investment securities increased $15.3 million while net loans decreased 1.0% or $3.6 million. Total deposits increased $7.0 million while short term borrowings increased $526 thousand since the end of 2012.

When compared to December 31, 2012, stockholders’ equity, excluding accumulated other comprehensive income, has increased $815 thousand to $73.3 million as of March 31, 2013. The current level of stockholders’ equity equated to a book value per share of $34.49 at March 31, 2013 as compared with $34.10 as of December 31, 2012. For the three months ended March 31, 2013 cash dividends of $.33 per share were paid to stockholders as compared to $.31 for the same 2012 period. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 12.2 % as of March 31, 2013 and 12.3% at December 31, 2012.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.
Consolidated Balance Sheets

(In Thousands)	March 31	December 31,
	2013	2012

ASSETS
Cash and due from banks	$17,200	$10,391
Interest-bearing deposits in other banks	9,076	10,146
Federal funds sold	541	2,054
Total cash and cash equivalents	26,817	22,591
Investment securities, available for sale, at fair value	185,705	170,444
Restricted securities, at cost	3,525	3,355
Loans held for sale	3,259	10,824
Loans, net of unearned income	360,290	363,941
Less: Allowance for loan losses	6,164	6,186
Loans, net	354,126	357,755
Premises and equipment, net	11,797	11,935
Accrued interest receivable	1,694	1,592
Cash surrender value of bank-owned life insurance	15,122	14,975
Investment in limited partnerships	1,360	1,413
Intangible Assets:
Core deposit	1,111	1,203
Goodwill	7,937	7,937
Prepaid FDIC assessment	793	864
Other assets	3,283	2,833
TOTAL ASSETS	$616,529	$607,721

LIABILITIES
Interest-bearing deposits	$389,905	$382,133
Noninterest-bearing deposits	80,085	80,895
Total deposits	469,990	463,028
Short-term borrowings	64,552	64,026
Long-term borrowings	4,111	4,112
Accrued interest payable	302	333
Other liabilities	2,348	1,686
TOTAL LIABILITIES	541,303	533,185

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized
15,000,000 shares, issued 2,319,262 shares in 2013
and 2,315,646 shares in 2012	2,899	2,894
Surplus	29,060	28,931
Retained earnings	45,690	44,713
Accumulated other comprehensive income	1,921	2,046
Treasury stock, at cost; 137,900 shares in 2013 and 129,900 shares in 2012	(4,344)	(4,048)
TOTAL STOCKHOLDERS' EQUITY	75,226	74,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$616,529	$607,721

CCFNB Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended
(In Thousands, Except Per Share Data)	March 31,
	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,080	$4,240
Tax-exempt	263	282
Interest and dividends on investment securities:
Taxable	629	1,056
Tax-exempt	191	167
Dividend and other interest income	20	15
Federal funds sold	-	-
Deposits in other banks	14	18
TOTAL INTEREST AND DIVIDEND INCOME	5,197	5,778

INTEREST EXPENSE
Deposits	602	888
Short-term borrowings	46	79
Long-term borrowings	29	40
TOTAL INTEREST EXPENSE	677	1,007

NET INTEREST INCOME	4,520	4,771

PROVISION FOR LOAN LOSSES	30	30
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,490	4,741

NON-INTEREST INCOME
Service charges and fees	339	368
Gain on sale of loans	443	373
Earnings on bank-owned life insurance	122	126
Brokerage	118	98
Trust	150	149
Interchange fees	255	252
Other	226	228
TOTAL NON-INTEREST INCOME	1,653	1,594

NON-INTEREST EXPENSE
Salaries	1,650	1,606
Employee benefits	548	545
Occupancy	278	262
Furniture and equipment	281	278
State shares tax	166	160
Professional fees	168	163
Director's fees	68	63
FDIC assessments	79	80
Telecommunications	64	64
Amortization of core deposit intangible	92	109
Automated teller machine and interchange	129	185
Other	374	396
TOTAL NON-INTEREST EXPENSE	3,897	3,911

INCOME BEFORE INCOME TAX PROVISION	2,246	2,424
INCOME TAX PROVISION	549	606
NET INCOME	$1,697	$1,818

EARNINGS PER SHARE	$0.78	$0.82
CASH DIVIDENDS PER SHARE	$0.33	$0.31
WEIGHTED AVERAGE SHARES OUTSTANDING	2,184,833	2,206,959

	Quarter Ended

(Dollars in Thousands, Except Per Share Data)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Operating Highlights

Net income	$1,697	$1,692	$1,764	$1,879	$1,818
Net interest income	4,520	4,674	4,836	4,894	4,771
Provision for loan losses	30	470	305	30	30
Non-interest income	1,653	1,902	1,778	1,702	1,594
Non-interest expense	3,897	3,887	3,972	4,052	3,911

Financial Condition Data:

Total assets	$616,529	$607,721	$644,093	$613,819	$631,223
Loans, net	354,126	357,755	351,323	348,820	338,497
Intangibles	9,048	9,140	9,249	9,358	9,467
Total deposits
Noninterest-bearing	$80,085	$80,895	$83,017	$77,963	$81,828
Savings	82,572	78,833	74,492	75,296	76,120
NOW	77,021	75,666	74,442	78,079	79,987
Money Market	48,849	43,840	50,417	47,296	46,090
Time Deposits	181,463	183,794	207,292	200,534	199,151
Total interest-bearing deposits	389,905	382,133	406,643	401,205	401,348
Core deposits*	288,527	279,234	282,368	278,634	284,025

Selected Ratios

Net interest margin(YTD)	3.39%	3.49%	3.52%	3.55%	3.47%
Annualized return on average assets	1.11%	1.15%	1.17%	1.20%	1.17%
Annualized return on average equity	9.04%	9.71%	9.96%	10.19%	10.10%

Capital Ratios

Total risk-based capital ratio	20.68%	19.75%	19.86%	19.63%	18.81%
Tier 1 capital ratio	19.39%	18.48%	18.61%	18.37%	17.53%
Leverage ratio	10.69%	10.36%	10.15%	10.20%	9.89%

Asset Quality Ratios

Non-performing assets	$3,815	$4,074	$4,213	$4,583	$5,298
Allowance for loan losses	6,164	6,186	5,694	5,429	5,419
Allowance for loan losses to total loans	1.70%	1.65%	1.58%	1.52%	1.56%
Allowance for loan losses to non-performing loans	161.58%	151.81%	132.82%	118.47%	104.20%

Per Share Data

Earnings per share	$0.78	$0.77	$0.80	$0.86	$0.82
Dividend declared per share	0.33	0.33	0.33	0.33	0.31
Book value	34.49	34.10	33.87	33.31	32.75
Common stock price:
Bid	$36.85	$36.60	$35.70	$35.05	$35.40
Ask	36.90	37.00	39.00	35.40	35.65
Weighted average common shares	2,184,833	2,196,285	2,197,306	2,201,890	2,206,959

* Core deposits are defined as total deposits less time deposits